Exhibit 10.1

March 30, 2009

Aventine Renewable Energy, Inc.
Aventine Renewable Energy – Mt Vernon, LLC
Aventine Renewable Energy – Aurora West, LLC
1300 South Second Street
Pekin, Illinois 61554

Attention:      Mr. Ron Miller, Chief Executive Officer

Re:

Credit Agreement dated as of March 23, 2007 (as amended, the “Credit Agreement”), among Aventine Renewable Energy, Inc., a Delaware corporation, Aventine Renewable Energy, Mt. Vernon, LLC, a Delaware limited liability company, Aventine Renewable Energy - Aurora West, LLC, a Delaware limited liability company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the financial institutions now or hereafter party thereto as lenders (the “Lenders”). Unless otherwise indicated, all capitalized terms used herein, but not otherwise defined, shall have the same meanings herein as in the Credit Agreement.

Gentlemen:

Borrowers have advised Administrative Agent and the Lenders that Holdings will not have entered into formal written agreements by March 31, 2009 with the holders of at least eighty percent (80%) in principal amount of the Senior Notes pursuant to which the parties thereto shall have committed to the binding terms of the Exchange Offer as required by Section 5.19 of the Credit Agreement, which failure will result in an immediate Event of Default under Article VII(d) of the Credit Agreement on April 1, 2009 (the “5.19 Violation”). Furthermore, Borrowers have advised Administrative Agent and the Lenders that Borrowers’ failure to make the payment of interest due under the Senior Notes on April 1, 2009, will result in an addition immediate Event of Default under Article VII(g) of the Credit Agreement on April 2, 2009 (the “Indenture Violation” and collectively with the 5.19 Violation, the “Specified Defaults”). Borrowers hereby request that the Required Lenders execute this letter agreement (this “Letter Agreement”) to, inter alia, evidence Lenders’ limited waiver of the Specified Defaults until April 8, 2009.

Subject to and upon the terms and conditions set forth herein, and in reliance on the representations and warranties contained herein, the Required Lenders hereby agree to waive the Specified Defaults for the period (the “Waiver Period”) commencing on the date hereof and ending on the earlier of (a) April 8, 2009, or (b) the occurrence of a Waiver Termination Event.  As used herein, “Waiver Termination Event” means the occurrence of any Default or Event of Default (other than the Specified Defaults) or the occurrence of any other event or the existence of any other condition which Administrative Agent or the Required Lenders reasonably determines has had or could reasonably be expected to have a Material Adverse Effect.

The waiver herein contained is limited solely to the Specified Defaults, solely for the Waiver Period. Nothing contained herein shall be deemed a consent to any other action or inaction of Borrowers which constitutes a violation of any provision of the Credit Agreement or any other Loan Document, or which results in a Default or Event of Default under the Credit Agreement or any other Loan Document. No Lender nor the Administrative Agent shall be obligated to grant any future waivers (including, without limitation, any future waiver of any Specified Default), consents or amendments with respect to the Credit Agreement or any other Loan Document, or grant any extension of the Waiver Period.

The Administrative Agent and Lenders hereby expressly reserve every right and remedy available to them under the Credit Agreement, the other Loan Documents and applicable law with respect to the Specified Defaults, any or all of which may be exercised by the Administrative Agent and Lenders upon the expiration of the Waiver Period without any notice to Borrowers, Holdings or any other Person liable for all or any part of the Secured Obligations.

By executing this letter in the space indicated below, Borrowers and the other Loan Parties acknowledge and agree to the terms and provisions set forth in this letter, and further acknowledge, represent, warrant, covenant and agree with the Administrative Agent and the Lenders as follows:

(a)                                  Borrowers acknowledge that the Specified Defaults will occur, and that once occurred, Borrowers will have no defense to any Specified Default.

(b)                                 As of the date of this Letter Agreement, (1) no Default (other than the Specified Defaults) or Event of Default has occurred which is continuing after giving effect to the limited waiver contained herein, and (2) neither Borrowers nor any other Loan Party has any defense to (A) the obligation to pay the Secured Obligations when due, or (B) the validity, enforceability or binding effect against Borrowers or any other Loan Party of the Credit Agreement or any of the other Loan Documents (to the extent a party thereto) or any Liens intended to be created thereby.

(c)                                  Each representation and warranty of Borrowers and the other Loan Parties contained in the Credit Agreement and each of the other Loan Documents is true and correct on the date hereof after giving effect to the waiver contained herein.

(d)                                 Borrowers hereby agree to pay on demand all reasonable fees and expenses of counsel to Administrative Agent incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Letter Agreement and all related documents.

(e)                                  This Letter Agreement may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this Letter Agreement until a counterpart hereof has been executed by Borrowers and Required Lenders.  Facsimiles or other electronic transmissions shall be effective as originals.

(f)                                    THIS LETTER AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

(g)                                 This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(h)                                 This Letter Agreement constitutes a “Loan Document” under and as defined in the Credit Agreement.

[Signature Pages to Follow]

2

Please evidence your agreement to each of the provisions of this Letter Agreement by executing a counterpart hereof where indicated and returning a fully executed counterpart to Bailey Pham, counsel for Administrative Agent, via facsimile number (214) 999-7798 or via electronic e-mail at bpham@velaw.com, with four (4) originals delivered to Bailey Pham via overnight delivery at: Vinson & Elkins L.L.P., 2001 Ross Avenue, Suite 3700, Dallas, Texas 75201.

Very truly yours,

JPMORGAN CHASE BANK, N.A., individually as a Lender and as Administrative Agent

By:	/s/ Jeff A. Tompkins
Name:	Jeff A. Tompkins
Title:	Vice President

Signature Page to Forbearance Letter Agreement - Aventine

BANK OF AMERICA, N.A., individually as a Lender

By:
Name:
Title:

Signature Page to Forbearance Letter Agreement - Aventine

UBS LOAN FINANCE LLC, individually as a Lender

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

Signature Page to Forbearance Letter Agreement - Aventine

WELLS FARGO FOOTHILL, LLC, individually as a Lender

By:	/s/ Rina Shinoda
Name:	Rina Shinoda
Title:	Vice President

Signature Page to Forbearance Letter Agreement - Aventine

BMO CAPITAL MARKETS FINANCING, INC., individually as a Lender

By:
Name:
Title:

Signature Page to Forbearance Letter Agreement - Aventine

SIEMENS FINANCIAL SERVICES, INC., individually as a Lender

By:
Name:
Title:

Signature Page to Forbearance Letter Agreement - Aventine

WACHOVIA BANK, NATIONAL ASSOCIATION, individually as a Lender

By:	/s/ M. Galovic, Jr.
Name:	M. Galovic, Jr.
Title:	Director

Signature Page to Forbearance Letter Agreement - Aventine

Acknowledged and Agreed
as of the 30th day of March, 2009 by:

AVENTINE RENEWABLE ENERGY, INC.

By:	/s/ Ronald Miller
Ronald Miller, Chief Executive Officer

AVENTINE RENEWABLE ENERGY — MT VERNON, LLC

By:	/s/ Ronald Miller
Ronald Miller, Chief Executive Officer

AVENTINE RENEWABLE ENERGY — AURORA WEST, LLC

By:	/s/ Ronald Miller
Ronald Miller, Chief Executive Officer

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ Ronald Miller
Ronald Miller, Chief Executive Officer

AVENTINE RENEWABLE ENERGY, LLC

By:	/s/ Ronald Miller
Ronald Miller, Chief Executive Officer

AVENTINE POWER, LLC

By:	/s/ Ronald Miller
Ronald Miller, Chief Executive Officer

NEBRASKA ENERGY, L.L.C.

By:	/s/ Daniel Trunfio
Daniel Trunfio, President

Signature Page to Forbearance Letter Agreement - Aventine